UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Harvest Capital Credit Corporation
 (Exact name of registrant as specified in its charter)

Delaware	46-1396995
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

450 Park Avenue, Suite 500, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001	NASDAQ Capital Market

 If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-185672

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the common stock contained in the section entitled “Description of Capital Stock” in the Registration Statement on Form N-2 (File No. 333-185672), filed with the Securities and Exchange Commission under the Securities Act of 1933 on April 24, 2013, as amended from time to time, is incorporated by reference herein.

Item 2.  Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Restated Certificate of Incorporation of Harvest Capital Credit Corporation**

3.2	Bylaws of Harvest Capital Credit Corporation*

4.1	Specimen Certificate of Harvest Capital Credit Corporation’s common stock, par value $0.001 per share*

*Incorporated by reference to Harvest Capital Credit Corporation’s registration statement on Form N-2 Pre-Effective Amendment No. 1 (File No. 333-185672), filed on March 26, 2013.
**Incorporated by reference to Harvest Capital Credit Corporation’s registration statement on Form N-2 Pre-Effective Amendment No. 2 (File No. 333-185672), filed on April 24, 2013.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 2, 2013	Harvest Capital Credit Corporation

	By:	/s/ Richard P. Buckanavage
Richard P. Buckanavage
President and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Restated Certificate of Incorporation of Harvest Capital Credit Corporation**

3.2	Bylaws of Harvest Capital Credit Corporation*

4.1	Specimen Certificate of Harvest Capital Credit Corporation’s common stock, par value $0.001 per share*

*Incorporated by reference to Harvest Capital Credit Corporation’s registration statement on Form N-2 Pre-Effective Amendment No. 1 (File No. 333-185672), filed on March 26, 2013.
**Incorporated by reference to Harvest Capital Credit Corporation’s registration statement on Form N-2 Pre-Effective Amendment No. 2 (File No. 333-185672), filed on April 24, 2013.